                                                  AMENDMENT No. 3
                                                      to the
                                           Restated Declaration of Trust
                                                        of
                                           Centennial Money Market Trust

         This Amendment  Number 3 is made as of August 27, 2002 to the Restated  Declaration of Trust of Centennial
Money Market Trust (the  "Trust"),  dated as of February 26, 1986,  amended May 15, 1999,  and amended  February 9,
2001, by and among the individual executing this Amendment below on behalf of the Trustees.

         WHEREAS,  the  Trustees  established  Centennial  Money Market Trust as a trust fund under the laws of the
Commonwealth of Massachusetts,  for the investment and reinvestment of funds contributed thereto,  under a Restated
Declaration of Trust dated as of February 26, 1986, amended May 15, 1999, and amended February 9, 2001;

         WHEREAS, the Trustees, acting pursuant to part 7, Article NINTH of the Restated Declaration of Trust as
amended May 15, 1999 and February 9, 2001 desire to change the registered agent of the Trust as established under a Restated Declaration of Trust dated as of February 26, 1986, May 15, 1999 and amended February 9, 2001;

NOW, THEREFORE, the Trust's Restated Declaration of Trust is amended as follows:

         Article FIRST of the Trust's  Restated  Declaration of Trust is amended by changing the  registered  agent as follows:

         The Trust shall be known as Centennial Money Market Trust. The principal place of business of the Trust is 6803 South Tucson Way, Centennial, CO 80112. The Registered Agent of Service for Process is CT
         Corporation System, 101 Federal Street, Boston, MA 02110.

Acting pursuant to part 7, Article NINTH, the undersigned signs this amendment by and on behalf of the Trust.

                                                                  Centennial Money Market Trust

                                                                  Kathleen T. Ives,
                                                                  Assistant Secretary

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